Exhibit 24 SECTION 16 POWER OF ATTORNEY With respect to holdings of and transactions in securities issued by GigaCloud Technology Inc (the “Company”), the undersigned hereby constitutes and appoints the chief executive officer of the Company, who is currently Larry Lei Wu, and the chief financial officer of the Company, who is currently Erica Xiaoyang Wei, and their respective successors, as may be amended from time to time, signing singly, with full power of substitution and resubstitution, to act as the undersigned’s true and lawful attorney-in-fact to: 1. execute for and on behalf of the undersigned, Forms 3, 4, and 5 (including amendments thereto) in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder; and 2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such forms (including amendments thereto) with the United States Securities and Exchange Commission and any stock exchange or similar authority. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney- in-fact, or substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date. [Signature page follows]

[Signature Page to Power of Attorney] IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of August, 2025. /s/ Kenneth E Lebensburger Jr. KENNETH E LEBENSBURGER JR